                         AGREEMENT AND PLAN OF EXCHANGE


         THIS AGREEMENT AND PLAN OF EXCHANGE (the "Agreement") dated as of July 31, 1997, is made by and among HARBOUR CAPITAL CORPORATION, a Delaware corporation (the "Company"), BENEFITS ADMINISTRATION INC., a Florida corporation domiciled in the State of Virginia ("BAI") and the owners of record of all of the issued and outstanding shares of BAI (the "BAI Shareholders"), being the persons listed in Exhibit A hereto.

         WHEREAS, the Company and BAI have entered into a Memorandum of Understanding which contemplates that all of the outstanding equity securities of BAI will be acquired by the Company pursuant to the terms of an agreement and plan of exchange;

         WHEREAS, the BAI Shareholders wish to exchange all of the issued and outstanding shares of BAI in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code; and

         WHEREAS, the Company, BAI and the BAI Shareholders wish to provide in this Agreement for the terms and conditions upon which such a transaction will be consummated;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                        THE EXCHANGE AND RELATED MATTERS

         SECTION 1.1.  THE EXCHANGE.

         (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below) 100% of the issued and outstanding shares of capital stock of BAI (the "BAI Shares") shall be voluntarily submitted by the BAI Shareholders for exchange for 2,386,205 shares of Common Stock of the Company (the "Company Shares"). After the Closing, BAI shall continue to exist as a Florida corporation wholly-owned by the Company, and the BAI Shareholders shall become shareholders of the Company. Neither the BAI Shares nor the Company Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and the Company shall have no obligation to register the Company Shares except as otherwise agreed to by BAI and the BAI Shareholders in Schedule 2.2. The Company Shares will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act.

         (b) The issuance of Company Shares in exchange for the BAI Shares (the "Exchange") and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of BAI on the date on which the last of the conditions contained in Article VII is fulfilled or waived, or at such other date and place as the parties hereto may agree. The Closing shall occur not later than ten days after the date of this Agreement, subject to reasonable extensions for satisfaction of contingencies and obtaining necessary approvals.

         SECTION 1.2.  DELIVERY OF THE CERTIFICATES.

         (a) At the Closing, each BAI Shareholder shall surrender certificates representing BAI Shares in exchange for Company Shares, which shall be issued at the rate of 23,862.05 Company Shares for each one BAI Share. Until surrendered, each certificate representing BAI Shares shall be deemed for all purposes to evidence only the right to receive the Company Shares in accordance with this Agreement. Certificates representing BAI Shares shall be endorsed in blank or accompanied by stock powers executed in blank, with all signatures "medallion" guaranteed and with all necessary transfer tax and other revenue stamps, acquired at BAI's expense, affixed.

         (b) If any Company Shares are to be delivered to a person other than the person in whose name the certificate surrendered in exchange therefor is registered, it shall be a condition of the delivery thereof that the certificate be properly endorsed and otherwise in proper form for transfer.

         (c) In the event any certificate representing BAI Shares shall have been lost or destroyed, the Company will deliver, upon receipt of an affidavit of loss and indemnity bond from the person claiming such certificate to be lost or destroyed, a certificate representing the number of Company Shares into which the shares represented by such lost or destroyed certificate are to be exchanged.

         (d) At the Closing and from time to time thereafter, each party hereto will execute such additional instruments and take such other action as any other party may reasonably request in order to effect the transactions contemplated herein.

         (e) The Company will not issue fractional shares of Common Stock but instead will round up any fraction of a share to the next whole share for each certificate holder who would otherwise be entitled to receive a fractional share.

         SECTION 1.3. CHARTERS. The Certificate of Incorporation of the Company and the Articles of Incorporation of BAI, as in effect immediately prior to the Closing, shall continue to be the Certificate of Incorporation of the Company and the Articles of Incorporation of BAI, respectively, until the same are amended and changed as provided by law. The parties hereto contemplate a change to the Company's Certificate of Incorporation as described in Section 1.5 below.

         SECTION 1.4. BY-LAWS. The By-Laws of the Company and of BAI, as in effect immediately prior to the Closing, shall continue to be the By-Laws of the Company and of BAI, respectively, until the same are amended and changed as provided by law.

         SECTION 1.5. STOCK SPLIT. Following the consummation of both the transactions contemplated herein and the closing of a merger, consolidation or acquisition or the purchase of all or a material portion of the assets of, or any equity interest in, a telecommunications company, or any similar transaction or business combination involving a telecommunications company, as contemplated in the Memorandum of Understanding, the Company will, subject to appropriate shareholder approval, effect an increase in authorized capital and a forward share split substantially on the terms set forth in the Plan of Recapitalization of Harbour Capital Corporation attached hereto as Exhibit B (the "Share Split"), provided however, the Company will, subject to appropriate shareholder approval, effect such Share Split no later than 90 days from the date of Closing of the transaction contemplated herein





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
regardless of whether such merger, consolidation or acquisition or the purchase of all or a material portion of the assets of, or any equity interest in, a telecommunications company, or any similar transaction or business combination involving a telecommunications company has occurred.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF BAI

         BAI hereby represents and warrants to the Company as follows:

         SECTION 2.1. ORGANIZATION AND QUALIFICATION. BAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is duly qualified and authorized to do business as a foreign corporation and is in good standing in Virginia and in each other jurisdiction in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary, and has the requisite corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

         SECTION 2.2. CAPITALIZATION. As of the date hereof, the authorized capital stock of BAI consists of 1,000 shares of Common Stock, $1.00 par value, 100 shares of which are duly authorized, validly issued and outstanding, fully paid and nonassessable. As of the Closing, there shall be no options, warrants or other rights, agreements or commitments obligating BAI to issue shares of its capital stock. Except as disclosed on Schedule 2.2, there shall be no (i) authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to BAI shares, (ii) voting trusts, voting agreements, proxies or other agreements or understandings with respect to the voting of the capital stock of BAI, or (iii) rights to require BAI to effect a registration of shares under the Securities Act or any state securities laws of securities of BAI.

         SECTION 2.3. AUTHORITY RELATIVE TO THIS AGREEMENT. BAI has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by BAI of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate proceedings on the part of BAI are necessary to authorize the execution and delivery by BAI of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding agreement of, BAI, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought, except as described in Schedule 2.3. The entities listed on Schedule 2.3 shall have consented to the transaction contemplated hereby as of the Closing.

         SECTION 2.4. NO CONFLICTING AGREEMENTS. The execution and delivery of this Agreement by BAI does not, and consummation by BAI of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to BAI, or (b) conflict with or result in a breach of any of the terms, conditions or





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
provisions of the Articles of Incorporation or Bylaws of BAI or of any agreement or instrument to which BAI is a party.

         SECTION 2.5. LITIGATION. Except as disclosed on Schedule 2.5 hereto, there is no claim, suit, action or proceeding pending or, to the knowledge of BAI, threatened against or affecting BAI or any of its properties.

         SECTION 2.6. GOVERNMENTAL APPROVALS. After due investigation by its officers, BAI is not aware of any governmental consent, approval, hearing, filing, registration or other action, including the passage of time, that is necessary to permit the transactions contemplated by this Agreement to occur and to be valid and binding upon BAI.

         SECTION 2.7. FINANCIAL STATEMENTS. BAI has previously provided the Company with an unaudited balance sheet for BAI as of and for the period ended March 31, 1997 compiled by Douglas A. Hollowell, P.C. and an unaudited statement of operations for the years ended December 31, 1995 and 1996 and for the quarter ended March 31, 1997 (the "BAI Unaudited Financial Statements"). The BAI Unaudited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except that BAI has not accrued income taxes on the balance sheet. Since the respective dates as of which information is given in the BAI Unaudited Financial Statements, there have been no material adverse changes in the condition, financial or otherwise, of BAI, or in the earnings, affairs or business prospects of BAI; there have been no material transactions entered into by BAI other than those in the ordinary course of business; and there has been no dividend or distribution of any kind declared, paid or made by BAI on its capital stock, except as disclosed on Schedule 2.7. The Company has not relied on the BAI Unaudited Financial Statements in entering into this transaction, but has relied on the tax return of BAI.

         SECTION 2.8. TAXES. BAI has timely paid all federal, state and local taxes and assessments, if any, which have been due or owing by it; has filed all local, state and federal tax returns which BAI has been required to file; and has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. No deficiency for any taxes has been proposed, asserted or assessed against BAI; there has been no tax audit or other administrative proceeding or court proceeding with respect to any taxes, nor is any such audit or other proceeding pending, nor has there been any notice to BAI by any taxing authority regarding any such tax, audit or other proceeding or, to the best knowledge of BAI, is any such tax audit or other proceeding threatened with regard to any taxes.

         SECTION 2.9. SHAREHOLDER AGREEMENTS. Except as disclosed on Schedule 2.2, there are no agreements, arrangements or understandings concerning the voting of BAI Shares, nor are there any agreements, arrangements or understandings concerning any transfer of control (whether voting or otherwise) of BAI Shares.

         SECTION 2.10. TITLE TO ASSETS. BAI has good title to all of its assets, as listed in the BAI Financial Statements, free and clear of all security interests, mortgages, deeds of trust, liens, claims or other encumbrances, except as disclosed on Schedule 2.10.





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
         SECTION 2.11. GOVERNMENTAL PERMITS. After due investigation by its officers, BAI in good faith believes, and has not been otherwise advised, that it has obtained and currently maintains in full force and effect all approvals, permits and other consents which it has been required to obtain from any federal, state or local government agency or body in connection with the ownership, development and use of its assets and in connection with the sale and distribution of all products and services which it is currently marketing.

         SECTION 2.12. MATERIAL MISSTATEMENTS OR OMISSIONS. Neither this Agreement nor any other document, certificate or statement furnished to the Company by or on behalf of BAI in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

         SECTION 2.13. NO KNOWN ADVERSE EFFECTS. There is no fact known to BAI (including its officers and directors) which materially adversely affects or will materially adversely affect, the business of BAI which has not been set forth in writing in this Agreement or disclosed in the other documents, certificates or written statements furnished to the Company by or on behalf of BAI in connection herewith.

         SECTION 2.14. ABSENCE OF UNDISCLOSED OR CONTINGENT LIABILITIES. BAI is not aware, and has not been advised, of any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) except as set forth in the BAI Unaudited Financial Statements.

         SECTION 2.15. ABSENCE OF DEVELOPMENTS. Except as otherwise disclosed herein, or except as set forth in documents provided by BAI to the Company prior to the execution hereof, since the date of the Memorandum of Understanding by and between BAI and the Company, BAI has (i) conducted its business and operations only in the regular and ordinary course; maintained reasonable business insurance; committed no waste of its assets; and has used its best efforts to maintain and preserve its business organization intact and maintain its relationships with suppliers, employees, customers and others;
(ii) refrained from making capital expenditures or commitments for additions to the property, plant or equipment or entered into transactions which materially alter or affect operations, except as otherwise have been approved in writing by the Company; and (iii) refrained from paying the officers or directors or their affiliates, whether in the capacities of shareholders, directors, officers or employees, any bonuses or any other forms of compensation except in accordance with current practice or as provided in written employment or consulting agreements provided to the Company.

         SECTION 2.16. TITLE TO PROPERTIES. BAI does not own any real property. The real property lease to which BAI is a party, a true and complete copy of which has been provided to the Company, is in full force and effect, and BAI holds a valid and existing leasehold interest in such lease for the term set forth in such lease. BAI is not in default, and no circumstances exist which, if unremedied would, either with or without notice or the passage of time or both, result in a default under such lease that is material to the transaction contemplated hereby. BAI owns, or leases under valid leases, all equipment and other tangible assets necessary for the conduct of its business.





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
         SECTION 2.17. EMPLOYEES. Except as disclosed to the Company, (a) to the best knowledge of BAI's President and the BAI Shareholders, each executive employee of BAI or any group of BAI's employees has no plan or intention to terminate his, her or its employment following the Closing; (b) BAI has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) BAI has no material labor relations problem pending and in good faith believes its labor relations are satisfactory; (d) BAI is not aware, and its President has not been advised, of any workmen's compensation, sexual harassment, discrimination or claims pending against BAI nor is BAI aware of any facts that would give rise to such claims; (e) no employee of BAI is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of BAI; and (f) BAI is not aware, and has not been advised, that any employee or former employee of BAI has any actual, pending or threatened claim with respect to any intellectual property rights of BAI.

         SECTION 2.18. EMPLOYMENT MATTERS. BAI shall not, directly or indirectly, except in the ordinary course of business and with notice to the Company prior to the Closing, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to any officers, directors or consultants, or (ii) take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof. BAI shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director.

         SECTION 2.19. INSURANCE. BAI shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

         SECTION 2.20. VIOLATION OR BREACH. Neither BAI nor any other party is now or is expected by BAI to be in violation or breach of, or in default with respect to complying with, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to BAI, and each such material contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. BAI enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Except for contracts entered into in the ordinary course of business with customers for the production of cards or provision of services, BAI is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of BAI. BAI is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter document) or by-laws.





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         SECTION 2.21.  INTANGIBLES.  All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, technology, know-how and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that BAI owns or has pending, or under which it is licensed, are in good standing and uncontested. BAI believes in good faith that, except as otherwise disclosed in writing to the Company, the Intangibles are owned by BAI. BAI has not granted any security interests in, or permitted the lien, pledge or encumbrance of, any of the Intangibles. There is no right under any Intangible necessary to the business of BAI as presently conducted. BAI in good faith believes that it has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intangibles of others. To the knowledge of BAI, there is no infringement by others of Intangibles of BAI.

         SECTION 2.22. UNLAWFUL PAYMENTS. Neither BAI nor any director or officer has, nor to the best knowledge of the President of BAI, has any non-management employee or agent, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. BAI has not accepted any material advertising allowances or marketing allowances from suppliers to BAI and, to the extent any advertising allowance has been accepted, BAI has provided proper documentation to the supplier with respect to such advertising as to which the advertising allowance has been granted.

         SECTION 2.23.  OTHER ACTIONS.  Except as otherwise disclosed on
Schedule 2.23, subsequent to the respective dates as of which information is given herein, BAI has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

         SECTION 2.24. STABILIZATION. Neither BAI nor any of its officers, directors, or affiliates has taken or will take, at any time up to and including Closing, directly or indirectly, any action designed to stabilize or manipulate the price of any security of BAI, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of BAI, to facilitate the sale or resale of the Common Stock and Warrants.

         SECTION 2.25. ENVIRONMENTAL LIABILITIES. Except as set forth in the Registration Statement:

                          i. BAI in good faith believes that it has obtained all permits, licenses and other authorizations which are required under the Environmental Laws for the ownership, use and operation of each location operated or leased by BAI (the "Property"), all such permits, licenses and authorizations are in effect, no appeal nor any other action is pending to revoke any such permit, license or authorization, and BAI is in full compliance with all terms and conditions of all such permits, licenses and authorizations.

                          ii. BAI in good faith believes that it and the Property are in compliance with all Environmental Laws including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                          iii. BAI in good faith believes that neither it, nor to the best knowledge of BAI's executive officers, any other person has, released, placed, stored, buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, on, beneath, or adjacent to the Property or any property formerly owned, operated or leased by BAI except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of BAI (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no release of any such substances into the environment).

                          iv. There exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or Hazardous Substances, Oils, Pollutants or Contaminants investigation made with respect to all or any portion of the assets of BAI (whether or not prepared by experts and whether or not in the possession of the executive officers of BAI).

                          v.      Definitions:  As used herein:

                          (1) Environmental Laws means all federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants.

                          (2) Hazardous Substances, Oils, Pollutants or Contaminants means all substances defined as such in the National Oil and Hazardous Substances Pollutant Contingency Plan, 40 C.F.R. Section 300.6, or defined as such under any Environmental Law.

                          (3) Release means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or any property.

         SECTION 2.26.  SUBSIDIARIES.  BAI has no subsidiaries.

         SECTION 2.27. ACCOUNTING. BAI maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) access to assets is permitted only in accordance with management's general or specific authorization, and (ii) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 2.28.  BUSINESS IN CUBA.   Neither BAI nor any of its
subsidiaries or affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF BAI SHAREHOLDERS

         The BAI Shareholders represent and warrant to the Company, with respect to such shareholder's personal circumstance only, as follows:

         SECTION 3.1. TITLE TO BAI SHARES. The BAI Shareholders are the owners, free and clear of any liens and encumbrances, of the number of BAI Shares which the BAI Shareholders have contracted to exchange as shown on Exhibit A hereto.

         SECTION 3.2.  INVESTMENT REPRESENTATIONS.

         (a) The BAI Shareholders are acquiring the Company Shares solely for their own respective accounts, for investment purposes, and not with a view to resale or in connection with any distribution of the Company's securities. The BAI Shareholders represent that the entire legal and beneficial interest of the Company Shares is being acquired, and will be held, for each respective BAI Shareholder's account and that they have no commitment or present intention to sell or otherwise dispose of the Company Shares except as Tom Kidd has otherwise advised the Company in writing.

         (b) The BAI Shareholders have had an opportunity to receive and evaluate the Company and its plans, operations and financial condition and all such information as the BAI Shareholders have deemed necessary and appropriate to evaluate the financial risk inherent in making an investment in the Company Shares, and the BAI Shareholders have received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries made by the BAI Shareholders.

         (c) Each Shareholder has retained his or her own investment or legal advisor with sufficient knowledge and experience to advise such shareholder in this transaction, or has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of investments generally and of the Company Shares in particular and realizes that acquisition of the Company Shares is a speculative investment and involves a high degree of risk, and the BAI Shareholders are able, without impairing their respective individual financial condition, to hold the Company Shares for an indefinite period of time and incur a complete loss of his or her investment.

         (d) The BAI Shareholders understand and acknowledge that the Company Shares have not been registered under the Securities Act; the Company Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available; and the Company has no obligation to register the Company Shares under the Securities Act or under any state securities laws.

         (e) The BAI Shareholders agree that their respective certificates representing the Company Shares shall have endorsed upon issuance thereon a restrictive legend substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         SECTION 3.3. REPRESENTATIONS. The representations and agreements contained in this section are made to induce the Company to issue the Company Shares to the BAI Shareholders and to induce the various parties hereto to execute and to fulfill the terms and conditions of this Agreement; and each representation and warranty herein constitutes a material portion of the consideration therefor.

         SECTION 3.4. AUTHORITY. This Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding agreement of, the BAI Shareholders, enforceable against the person providing such representation, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 3.5. SHAREHOLDER AGREEMENTS. Except as otherwise disclosed herein or in the Schedules hereto, there are no agreements, arrangements or understandings concerning the voting of BAI Shares, nor are there any agreements, arrangements or understandings concerning any transfer of control (whether voting or otherwise) of BAI Shares. The BAI Shareholders agree that any piggyback registration rights which they may have shall be limited if the managing underwriter of a public offering of securities proposed to be registered by the Company advises the BAI Shareholders in writing that marketing factors require a limit to the number of securities to be underwritten, then the number of securities of the BAI Shareholders and all securities of other persons who have piggyback registration rights that may be included in the underwriting, including those persons who are parties to Exhibit B hereto, shall be so limited pro rata.

         SECTION 3.6. REPORTS. Following the Closing, the BAI Shareholders agree to file all reports required of them under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may include Form 3's, Form 4's and
Schedule 13D's, which filings shall be prepared at BAI's expense, subject to each BAI Shareholder acknowledging hereunder that the filing obligation is that of the individual BAI Shareholder, and each such person shall cooperate fully with BAI and the Company to cause such filings to be made on a timely basis.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to BAI as follows:

         SECTION 4.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. Neither the nature of the business conducted by the Company nor the properties owned, leased or operated by it make qualification as a foreign corporation necessary in any other jurisdiction.

         SECTION 4.2. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 4,000,000 shares of Common Stock, $.00001 par value, of which 142,036 shares are validly issued and outstanding and fully paid and nonassessable, and 20,000 shares of Preferred Stock, $.00001 par value, of which no shares are authorized or issued or outstanding. In addition, there are 121,670 Class A warrants to purchase 121,670 shares of Common Stock and 121,670 Class B warrants to purchase 121,670 shares of Common Stock issued and outstanding. Except for (i) the Class A Warrants and Class B Warrants, (ii) the Registration Rights Agreement attached as Exhibit C hereto, and (iii) the reservation of up to 1,022,659 shares of Common Stock issuable upon acquisition of a telecommunications company as contemplated in the Memorandum of Understanding, as to which BAI and the BAI Shareholders have consented, there are no other options, warrants or other rights, agreements or commitments obligating the Company to issue shares of its capital stock or to effect a registration of its securities under the Securities Act or any state securities laws.

         SECTION 4.3. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors. No other corporate proceedings on the part of the Company or its shareholders, other than shareholder approval of the Share Split, are necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding agreement of, the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 4.4. NO CONFLICTING AGREEMENTS. The execution and delivery of this Agreement by the Company does not, and consummation by the Company of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to the Company, or (b) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Company or of any agreement or instrument to which the Company is a party.

         SECTION 4.5. LITIGATION. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties.

         SECTION 4.6. GOVERNMENTAL APPROVALS. No governmental consent, approval, hearing, filing, registration or other action, including the passage of time, is necessary to permit the transactions contemplated by this Agreement to occur and to be valid and binding upon the Company.

         SECTION 4.7. FINANCIAL STATEMENTS. The Company has previously delivered to BAI quarterly reports on Form 10-Q commencing with the quarter ended October 31, 1993 and continuing through January 31, 1997, and annual reports on Form 10-K for fiscal years ended April 30, 1994 through April 30, 1996. The financial statements contained in such quarterly and annual reports (collectively, the "Company Financial Statements") present fairly the financial position of the Company at the dates indicated and the results of operations for the periods specified and have been prepared on a consistent basis. Since the respective dates as of which information is given in the Company Financial Statements, there have been no material adverse changes in the condition, financial or otherwise, of the Company, or in the earnings, affairs or business prospects of the Company, except that the escrow account described in the Company Financial Statements has been terminated and $80,410 in restricted funds in such escrow account disbursed to the shareholders entitled to receive such funds; there have been no material transactions entered into by the Company other than those in the ordinary course of business and those contemplated in the Memorandum of Understanding with respect to the acquisition of a telecommunications company; and there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

         SECTION 4.8. TAXES. The Company has timely paid all federal, state and local taxes and assessments, if any, which have been due or owing by it; has timely filed all local, state and federal tax returns which the Company has been required to file; and has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. No deficiency for any taxes has been proposed, asserted or assessed against the Company; there has been no tax audit or other administrative proceeding or court proceeding with respect to any taxes, nor is any such audit or other proceeding pending, nor has there been any notice to the Company by any taxing authority regarding any such tax, audit or other proceeding or, to the best knowledge of the Company, is any such tax audit or other proceeding threatened with regard to any taxes.

         SECTION 4.9. SHAREHOLDER AGREEMENTS. There are no agreements, arrangements or understandings concerning the voting of any shares of Common Stock of the Company, nor are there any agreements, arrangements or understandings concerning any transfer of control (whether voting or otherwise) of any shares of Common Stock of the Company. Holders of the Company's Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants agreed to restrictions on transfer of such securities, except in private transactions, until a business combination was consummated.

         SECTION 4.10. TITLE TO ASSETS. The Company has good title to all of its assets, as listed in the Company Financial Statements, free and clear of all security interests, mortgages, deeds of trust, liens, claims or other encumbrances.

         SECTION 4.11. GOVERNMENTAL PERMITS. The Company has not been required to obtain any approvals, permits and other consents from any federal, state or local government agency or body in connection with the ownership, development and use of its assets.

         SECTION 4.12. MATERIAL MISSTATEMENTS OR OMISSIONS. Neither this Agreement nor any other document, certificate or statement furnished to BAI by or on behalf of the Company in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

         SECTION 4.13. NO KNOWN ADVERSE EFFECTS. There is no fact known to the Company, its officers, directors or employees which materially adversely affects or will materially adversely affect, the business of the Company which has not been set forth in writing in this Agreement or disclosed in the other documents, certificates or written statements furnished to the Company by or on behalf of the Company in connection herewith.

         SECTION 4.14. ABSENCE OF UNDISCLOSED OR CONTINGENT LIABILITIES. The Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) except as otherwise set forth in the Company Financial Statements.

         SECTION 4.15. ABSENCE OF DEVELOPMENTS. Since the date of the Memorandum of Understanding by and between BAI and the Company, the Company has
(i) conducted its business and operations only in the regular and ordinary course; committed no waste of its assets; and has used its best efforts to maintain and preserve its business organization intact; (ii) refrained from making capital expenditures or capital commitments or entered into transactions which could materially alter or affect operations, except as otherwise have been approved in writing by BAI; and (iii) refrained from paying the officers or directors or their affiliates, whether in the capacities of shareholders, directors, officers or employees, any bonuses or any other forms of compensation except for non-bonus compensation in accordance with current practice.

         SECTION 4.16. TITLE TO PROPERTIES. The Company does not own any real property and maintains its corporate offices in the residence of its Vice President, for which it has an oral lease agreement as described in the Company Financial Statements. The Company neither owns nor leases any equipment and other tangible assets.

         SECTION 4.17. EMPLOYEES. The Company does not have, and never has had, any employees.

         SECTION 4.18. EMPLOYMENT MATTERS. The Company shall not, directly or indirectly, except in the ordinary course of business and with notice to BAI prior to the Closing, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to any officers, directors or consultants, or (ii) take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof. The Company shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director.

         SECTION 4.19. INSURANCE. The Company shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

         SECTION 4.20. VIOLATION OR BREACH. Neither the Company nor any other party is now or is expected by the Company to be in violation or breach of, or in default with respect to complying with, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and each such material contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. The Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter document) or by-laws.

         SECTION 4.21. INTANGIBLES. All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, technology, know-how and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company owns or has pending, or under which it is licensed, are in good standing and uncontested. The Company believes in good faith that, except as otherwise disclosed in writing to BAI, the Intangibles are owned by the Company, free and clear. The Company has not granted any security interests in, or permitted the lien, pledge or encumbrance of, any of the Intangibles. There is no right under any Intangible necessary to the business of the Company as presently conducted. The Company in good faith believes that it has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

         SECTION 4.22. UNLAWFUL PAYMENTS. Neither the Company nor any director or officer has, nor to the best of the Company's knowledge has any non-management employee or agent, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company has not accepted any material advertising allowances or marketing allowances from suppliers to the Company and, to the extent any advertising allowance has been accepted, the

Company has provided proper documentation to the supplier with respect to such advertising as to which the advertising allowance has been granted.

         SECTION 4.23. OTHER ACTIONS. Subsequent to the respective dates as of which information is given herein, the Company has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

         SECTION 4.24. STABILIZATION. Neither the Company nor any of its officers, directors, or affiliates has taken or will take, at any time up to and including Closing, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Common Stock and Warrants.

         SECTION 4.25. ENVIRONMENTAL LIABILITIES. Except as set forth in the Registration Statement:

                          i. The Company in good faith believes that it has obtained all permits, licenses and other authorizations which are required under the Environmental Laws for the ownership, use and operation of each location operated or leased by the Company (the "Property"), all such permits, licenses and authorizations are in effect, no appeal nor any other action is pending to revoke any such permit, license or authorization, and the Company is in full compliance with all terms and conditions of all such permits, licenses and authorizations.

                          ii. The Company in good faith believes that it and the Property are in compliance with all Environmental Laws including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                          iii. The Company in good faith believes that neither it, nor to the best knowledge of the Company's executive officers, any other person has, released, placed, stored, buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, on, beneath, or adjacent to the Property or any property formerly owned, operated or leased by the Company except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no release of any such substances into the environment).

                          iv. There exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or Hazardous Substances, Oils, Pollutants or Contaminants investigation made with respect to all or any portion of the assets of the Company

                 (whether or not prepared by experts and whether or not in the possession of the executive officers of the Company).

                          v.      Definitions:  As used herein:

                          (1) Environmental Laws means all federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants.

                          (2) Hazardous Substances, Oils, Pollutants or Contaminants means all substances defined as such in the National Oil and Hazardous Substances Pollutant Contingency Plan, 40 C.F.R. Section 300.6, or defined as such under any Environmental Law.

                          (3) Release means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or any property.

         SECTION 4.26.  SUBSIDIARIES.  The Company has no subsidiaries.

         SECTION 4.27. ACCOUNTING. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 4.28.  BUSINESS IN CUBA.   Neither the Company nor any of its
subsidiaries or affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE EXCHANGE

         SECTION 5.1. CONDUCT OF BUSINESS BY THE COMPANY AND BAI PENDING THE EXCHANGE. Each of the Company and BAI covenants and agrees that, prior to the Closing, unless the other shall otherwise agree in writing or as otherwise contemplated by this Agreement:

         (a) It shall conduct its business only in the ordinary and usual course;

         (b) It shall not (i) amend its Articles of Incorporation or By-Laws, or (ii) split, combine or reclassify the outstanding shares of its capital stock, or (iii) declare, set aside or pay any dividend payable in cash, stock or property with respect to the shares of its capital stock, except as contemplated by this Agreement; and

         (c) It shall not issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, other than, with respect to the Company, up to 1,022,659 shares of Common Stock issuable upon acquisition of a telecommunications company as contemplated in the Memorandum of Understanding.

         (d) It shall file all reports which are required of it under the Exchange Act, which in the case of the Company may include one or more reports on Form 8-K.

         (e) Except as contemplated hereby, neither it, its officers, directors or shareholders shall cause it to, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or the purchase of all or a material portion of its assets or any equity interest in it, or any similar transaction or business combination involving it, or participate in any negotiations regarding, or furnish to any other person, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Either party receiving any such proposal or offer, or any inquiry from or contact with any person with respect thereto shall within two business days notify the other party of such proposal or offer and shall promptly provide such information regarding such proposal, offer, inquiry or contact as the other party may request.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         SECTION 6.1. ACCESS AND INFORMATION. The Company and BAI shall each afford to the other party and to the other party's accountants, counsel and other representatives full access during normal business hours from the date hereof through the Closing to all of its properties, books, records, contracts, commitments and records so that the other party make undertake a due diligence investigation of business, operations and financial activities. In the event of the termination of this Agreement, each party will deliver to the other all documents, work papers and other material, and all copies thereof, obtained by such party from the other party as a result of this Agreement. All information contained in such documents will be held in confidence until such time as such information is otherwise publicly available.

         SECTION 6.2. ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best and commercially reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

         SECTION 6.3. NONDISCLOSURE. The parties agree that any publicity release, security filing or any other communication, whether written or oral, identifying this proposed transaction shall not identify BAI at any time prior to Closing unless required by applicable securities laws or regulations. BAI shall timely review and approve any public communication before its dissemination and release.

         SECTION 6.4. BOARDS OF DIRECTORS AND OFFICERS. Effective as of the Closing, the Board of Directors of both the Company and of BAI shall be as set forth in Section 7.1(d).

         SECTION 6.5. OBSERVER TO BOARDS OF DIRECTORS. The Board of Directors of the Company and BAI shall afford the individuals currently serving as directors of the Company the right, but not the obligation, commencing on the Closing and surviving for a period of three years, to designate an observer to attend meetings of the Boards of Directors of the Company and BAI. The designee, if any, will receive notice of each meeting of the Board of Directors in accordance with Delaware law, of which no less than four meetings will be held each year. Any such designee will receive reimbursement for all reasonable costs and expenses incurred in attending meetings of the Boards of Directors, including but not limited to, costs and expenses for food, lodging and transportation, together with such other fee or compensation as is paid to other members of the Boards of Directors of the Company and BAI. Moreover, to the extent provided to all other directors (if permitted by law) such person shall be indemnified for the actions of such designee as an observer to the Boards of Directors and in the event the Company or BAI maintains a liability insurance policy affording coverage for the acts of their officers and/or directors, to the extent permitted under such policy, such person shall be an insured under such policy.

         SECTION 6.6. FILING OBLIGATIONS. Within 75 days after Closing, BAI shall provide to the Company's directors and will file with the Securities and Exchange Commission, audited financial statements for the fiscal years ended April 30, 1996 and April 30, 1997, which year end financial statements shall be audited in accordance with generally accepted accounting principles by independent certified public accountants designated by BAI, and at BAI's sole cost and expense. The Company shall also comply on a post-closing basis with all other filing obligations imposed upon it by the Securities and Exchange Commission.

         SECTION 6.7. EMPLOYMENT OF R. THOMAS KIDD. Within 60 days of Closing, an employment agreement shall have been entered into between the Company and R. Thomas Kidd for a term of not less than two years. The Board of Directors of the Company (on a post-Closing basis) and Tom Kidd agree to negotiate the terms of such agreement in good faith.

         SECTION 6.8. FUNDS IN COMPANY ACCOUNTS AT CLOSING. The Company shall have not less than $50,000 cash in its accounts, with no liabilities outstanding, as of the Closing. The Company's failure to comply with this provision shall constitute a material default by the Company under this Agreement.

                                  ARTICLE VII

                                   CONDITIONS

         SECTION 7.1. CONDITIONS TO BAI AND BAI SHAREHOLDERS' OBLIGATIONS TO EFFECT THE EXCHANGE. The obligation of BAI and the BAI Shareholders to effect the Exchange shall be subject to the fulfillment of the following conditions on or before August 5, 1997:

         (a) No court of competent jurisdiction shall have issued any order, decree or injunction restraining or preventing the consummation of the Exchange; in the event such order, decree or injunction is issued, BAI, the BAI Shareholders and the Company shall use their best efforts, and shall cooperate with the others, to have such order, decree or injunction dissolved;

         (b) All representations and warranties made by the Company herein, which shall include the additional agreement in Section 6.8 above, shall be true and correct in all material respects as of the Closing, with the same force and effect as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; and the Company shall have performed all obligations and complied with all covenants required to be performed or to be complied with by the Company under this Agreement prior to or at the Closing including the delivery of all documents required at the Closing; and BAI shall have received a certificate dated the Closing and signed by the President of the Company to the effect that the representations and warranties made by the Company in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date).

         (c) The Company shall have complied in all material respects with its agreements and covenants contained herein, including the condition described in Section 11.6 below.

         (d) Persons currently serving on the Board of Directors of the Company shall resign at the Closing to enable appointments to the Board of Directors as may be directed by Tom Kidd and accepted by such nominees. Each and every person serving as an officer of the Company shall resign his respective office by tendering written resignations at the Closing and the officers of BAI shall be appointed as officers of the Company.

         (e) From the date of this Agreement through the Closing, there shall be no change in the financial condition or operating results of the Company which materially adversely affects the Company, its assets, or the prospects for its future business operations; and

         (f) The Company shall have provided all due diligence materials requested by BAI; BAI shall have completed its due diligence investigation; and BAI shall not have discovered any material fact or circumstance existing as of the date of this Agreement which has not been disclosed to BAI as of the date of this Agreement regarding the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of the Company which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the Company or BAI.

         SECTION 7.2. CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE EXCHANGE. The obligation of the Company to effect the Exchange shall be subject to the fulfillment of the following conditions on or before August 5, 1997:

         (a) No court of competent jurisdiction shall have issued any order, decree or injunction restraining or preventing the consummation of the Exchange; in the event such order, decree or injunction is issued, BAI, the BAI Shareholders and the Company shall use their best efforts, and shall cooperate with the others, to have such order, decree or injunction dissolved;

         (b) All representations and warranties made by BAI and the BAI Shareholders herein shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; BAI and the BAI Shareholders shall have performed all obligations and complied with all covenants required to be performed or to be complied with by BAI or the BAI Shareholders under this Agreement prior to or at the Closing Date including the delivery of all documents required at the Closing; and the Company shall have received a certificate dated the Closing and signed by the President of BAI and the attorney-in-fact of the BAI Shareholders to the effect that the representations and warranties made by BAI and the BAI Shareholders in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date).

         (c) BAI and the BAI Shareholders shall have complied in all material respects with their respective agreements and covenants contained herein;

         (d) From the date of this Agreement through the Closing, there shall be no change in the financial condition or operating results of BAI which materially adversely affects BAI, its assets, or the prospects for its future business operations; and

         (e) BAI shall have provided all due diligence materials requested by the Company, which the Company acknowledges receiving from BAI with the exception of those materials requested under Items 6 and 40 by letter dated July 11, 1997; the Company shall have completed its due diligence investigation except with respect to the Items 6 and 40 requested on July 11, 1997; and the Company shall not have discovered any material fact or circumstance existing as of the date of this Agreement which has not been disclosed to the Company as of the date of this Agreement regarding the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of BAI which is, individually or in the aggregate with other such facts and circumstances, materially adverse to BAI or the Company.

         (f) The Company shall have received from counsel to BAI opinions dated as of the Closing from Willcox & Savage, P.C. and C. Kent Allison, P.C., in the forms set forth on Schedule 7.2, or in such other form as is reasonably acceptable to counsel to the Company.

         (g) No party shall have initiated action seeking monetary damages or claims in connection with, or seeking to prohibit or enjoin the transactions described in this Agreement.

         (h) Irrevocable instructions shall have been given to the Company's transfer agent to timely provide to the Company's address and the BAI address provided herein duplicative copies of the Company's transfer sheets and/or a duplicative copy of a list of shareholders for a period of one year from the Closing.

         (i) A registration rights agreement, in the form attached hereto as Exhibit C, shall have been executed and delivered by the parties thereto.

         SECTION 7.3.  WAIVER.   Any party may waive any or all of the
conditions precedent set forth in this Article VI, either prospectively or retroactively, by giving written notice of such waiver to the other parties. No waiver of any condition precedent pursuant to this paragraph shall, unless otherwise expressly stated in such written notice of waiver, extend to any covenant or agreement contained herein or to any other condition precedent.

                                  ARTICLE VIII

                                INDEMNIFICATION

         SECTION 8.1. INDEMNIFICATION. BAI agrees to indemnify in respect of, and hold the Company harmless against, any and all damages, claims, deficiencies, losses, and expenses (collectively "Damages") resulting from (i) any material misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of BAI or the BAI Shareholders made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, except for Damages resulting from any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to the Company prior to the Closing and (ii) BAI's operation of its business through the date of Closing. The Company agrees to indemnify in respect of, and hold BAI harmless against, any and all Damages resulting from (i) any material misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of the Company made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby except for Damages resulting from any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to BAI prior to the Closing and (ii) the Company's operation of its business through the date of Closing. The party or parties claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and the party or parties against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party". Damages for which a claim or action may be asserted hereunder are hereinafter referred to as a "Loss".

         SECTION 8.2. LIMITATION OF LIABILITY. No party shall be liable to the other parties to this Agreement except to the extent that the aggregate amount of Losses for which they would otherwise (but for this provision) be liable under this Article VIII exceeds in the aggregate the sum of $10,000 and then only to the extent of such excess.

         SECTION 8.3. METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under this Article VIII shall be asserted and resolved as follows:

                 (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within sixty
         (60) days of such claim or demand being made, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). The estimate of Loss contained in the Claim Notice shall not limit the amount of the Indemnifying Party's ultimate liability under the claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement within said sixty (60) day period. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand is disputed, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interest or those of the Indemnifying Party and not unreasonably prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in any such defense or settlement it may do so at its sole cost and expense, but it shall not in any event control the defense offered by the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross complaint against any person but in any such case at the sole cost and expense of the Indemnifying Party. No claim for which the Indemnified Party seeks indemnification may be settled without the consent of the Indemnifying Party, unless such settlement includes the complete release of the Indemnifying Party.

                 (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has disputed such claim, as provided above, such dispute shall be resolved by arbitration.

         SECTION 8.4. PAYMENT OF CLAIM. Upon the determination of the liability of BAI or the Company under Article 8.1, 8.2 and 8.3, as the case may be, after payment by the Indemnified Party of, or upon entry of final judgment or reaching of a settlement in respect of, an Indemnifiable Claim, or determination of a Loss by virtue of admission, arbitration or other means of adjudication to the Indemnified Party occasioned by the breach of a representation and warranty by the Indemnifying Party, and notice thereof to the Indemnifying Party, the Indemnifying Party shall within ninety (90) days after receipt of such notice of determination of Loss pay to the Indemnified Party the amount of the payment, judgment, settlement or Loss, as the case may be.

         SECTION 8.5. OTHER RIGHTS AND REMEDIES NOT AFFECTED. The indemnification rights of the parties under this Article VIII are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a) By mutual consent of the Board of Directors of BAI, the Board of Directors of the Company and the BAI Shareholders;

         (b) By any of the parties if the Closing has not occurred on or before August 5, 1997, subject to authorized extensions;

         (c) By the Company, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of BAI or any BAI Shareholder in the representations and warranties set forth in this Agreement;

         (d) By a majority voting interest of the BAI Shareholders, if in the reasonable belief of the BAI Shareholders there has been a material misrepresentation or breach of warranty on the part of the Company in the representations and warranties set forth in this Agreement;

         (e) By BAI, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of the Company in the representations and warranties set forth in this Agreement;

         (f) By the Company, if in its opinion or that of its counsel, the Exchange does not qualify for exemption from registration under applicable federal and state securities laws;

         (g) By any party which shall determine in its sole discretion that the Exchange has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against any party, it being understood and agreed that a written request by governmental authorities for information with respect to the Exchange, which information could be used in connection with such litigation or proceedings, may be deemed to be a threat of material litigation or proceedings regardless of whether such request is received before or after the signing of this Agreement; and

         (h) By any party if the business or assets of financial condition of BAI or the Company, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise.

         SECTION 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall become void and there shall be no liability on the part of any party hereto, provided however, that if this Agreement is terminated by the Company due to a material default hereunder by BAI, such portion of the $15,000 retainer fee that has been paid by BAI to the Company's counsel for services which have been rendered by the Company's counsel, shall be retained by Berliner Zisser Walter & Gallegos, P.C. In all other events, the funds shall be returned to BAI within 30 days of such counsel's receipt of notice of termination hereof.

         SECTION 9.3. AMENDMENT. This Agreement may be amended by action taken by the Board of Directors of BAI and the Company and the BAI Shareholders. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

         SECTION 9.4. EXTENSION; WAIVER. At any time prior to the Closing, BAI, the BAI Shareholders and the Company may (i) extend the time for the performance of any of the obligations or other acts of any of the parties hereto, (ii) in whole or in part, waive any inaccuracy in the representations and warranties of the other party contained herein or in any schedule hereto or in any document delivered pursuant hereto, and (iii) in whole or in part, waive compliance with any of the agreements of the other party hereto or conditions contained herein. Any agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed and delivered by the parties hereto.

                                   ARTICLE X

                       BAI SHAREHOLDERS' REPRESENTATIVES

         SECTION 10.1. APPOINTMENT. The BAI Shareholders other than Julie Garth hereby irrevocably designate and appoint R. Thomas Kidd as their agent and attorney-in-fact with full power and authority until the later of the date all Company Shares are finally distributed to the BAI Shareholders or closing
(i) to execute, deliver and receive on their behalf all notices, requests and other communications hereunder, (ii) to fix and alter on their behalf the date, time and place of the Closing, (iii) to waive, amend or modify any provisions of this Agreement, and (iv) to take such other action on their behalf in connection with this Agreement, the Closing and the transactions contemplated hereby as such attorney-in-fact deems appropriate, provided however, such attorney-in-fact shall not waive, amend or modify any provision of this Agreement if it which changes the number of Company Shares which BAI shareholders shall be entitled to receive under Article I hereof, increases the extent of BAI Shareholders' obligation to indemnify the Company under Article VIII hereof or in any way materially adversely affects the rights of the BAI Shareholders.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.1. INVESTIGATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty shall survive the closing of the transactions contemplated hereby.

         SECTION 11.2. NOTICES. All notices and communications required or permitted to be given hereunder shall be in writing, signed by the sender, and delivered by personal delivery overnight courier service or by registered or certified mail to:

         If to the Company:       Larry Schroll, President
                                  Harbour Capital Corporation
                                  P. O. Box 5411
                                  929 Northwood, #15
                                  Incline Village, Nevada  89450
                                  (702) 831-2441 (Fax)

         With a copy to:          Robert W. Walter, Esq.
                                  Berliner Zisser Walter & Gallegos, P.C.
                                  1700 Lincoln Street, Suite 4700
                                  Denver, Colorado  80203-4547
                                  (303) 830-1705 (Fax)

         If to BAI or the         R. Thomas Kidd, President
         BAI Shareholders:        Benefits Administration, Inc.
                                  870 Greenbrier Circle, Suite 400
                                  Chesapeake, Virginia 23320
                                  (757) 938-9805 (Fax)

         With a copy to:          Marshall B. Martin, Esq.
                                  Willcox & Savage
                                  1800 Nationsbank Center
                                  One Commercial Place
                                  Norfolk, Virginia  23510-2197
                                  (757) 828-5588 (Fax)

or such other address as shall have been furnished in writing. Receipt by, or filing with, the respective parties of any communications shall be deemed to have occurred for the purpose of this Agreement, when personally delivered or sent by facsimile transmission, or next business day if sent by overnight courier, or two days after deposit thereof, postage prepaid, properly addressed, in the United States mail.

         SECTION 11.3. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 11.4. MISCELLANEOUS. This Agreement and any exhibits or schedules hereto constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; are not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof; shall not be assigned by operation of law or otherwise; and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute a single agreement.

         SECTION 11.5. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 11.6. BROKERS' AND INVESTMENT BANKERS' FEES; LEGAL EXPENSES. BAI, the BAI Shareholders and the Company each represent that no agent, broker, investment banker, or other firm or person is or will be entitled to any broker's or finder's fee, or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such party. All rights of indemnity under
Article VIII hereof shall apply to any claim relating to Damages arising out of this Agreement for any fee, commission or similar payment. Except as provided in Section 9.2, each party shall be responsible for its own expenses through Closing.

         SECTION 11.7. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to conflicts of laws principles.

         SECTION 11.8. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the Company and BAI have caused this Agreement to be executed on their behalf by their respective officers hereunto duly authorized all as of the date first written above.


                                 HARBOUR CAPITAL CORPORATION



                                 By: /s/ Lawrence C. Schroll
                                    ---------------------------------
                                    Lawrence C. Schroll, President


                                 BENEFITS ADMINISTRATION INC.



                                 By: /s/ R. Thomas Kidd
                                    ---------------------------------
                                     R. Thomas Kidd, Chairman/Chief
                                     Executive Officer


                                 BAI SHAREHOLDERS


                                   /s/ R. Thomas Kidd
                                 ------------------------------------
                                 R. Thomas Kidd


                                   /s/ Janet M. Ackerley
                                 ------------------------------------
                                 Janet M. Ackerley


                                   /s/ Vera L. Harrell
                                 ------------------------------------
                                 Vera L. Harrell


                                   /s/ Leslie E. Buck
                                 ------------------------------------
                                 Leslie E. Buck


                                   /s/ Julie T. Garth
                                 ------------------------------------
                                 Julie T. Garth


                                  /s/ Nancy Torchio
                                 ------------------------------------
                                 Nancy Torchio